Exhibit 99.1

SITO Appoints Former CEO of ESPN and NFL Network Steve Bornstein and

Nickelodeon Group CFO Karen Seminara to Its Board of Directors

Industry Veterans Bring a Wealth of Executive Experience and Proven Success Across
Media, Technology and Finance

JERSEY CITY, N.J., September 11, 2017 (GLOBE NEWSWIRE) -- SITO Mobile Ltd. (NASDAQ: (“SITO”), an insights-driven consumer behavior and location sciences company, today announced the appointment of two new members to its Board of Directors, Steve Bornstein and Karen Seminara. Each brings invaluable expertise to SITO, having held influential leadership positions at leading global sports and entertainment organizations. As board members, they are committed to advising SITO as the company develops innovative, research-driven solutions for Fortune 500 brands and agencies.

Mr. Bornstein brings unique executive leadership guidance to SITO’s board, as he has leveraged his experiences to transform the sports media industry and build notable, global brands in that sector. He previously served as CEO for ESPN, where he spent nearly two decades shaping the network into a global media property. Bornstein also previously served as the President of ABC Inc., President of ABC Sports and later CEO of NFL Network, where he launched the network and managed the NFL’s media and sponsorship assets. Currently, he serves as the Board Chair for the V Foundation for Cancer Research.

“SITO is defining the consumer behavior and location sciences space and is positioned to become a leader in the industry as it uses data to help brands drive decisions that impact growth,” said Steve Bornstein, former CEO of ESPN and NFL Network. “I am pleased to have the opportunity to collaborate across the organization.”

A seasoned finance executive, Ms. Seminara has a proven track record in delivering financial results, forging industry partnerships, developing talent and leading corporate evolution. Currently, as CFO for the Nickelodeon Group, she partners with operating teams to innovate and deliver on growth initiatives. Previously, she served as CFO of Bravo at NBC Universal, where she led the finance function for the cable entertainment network and generated significant annual profit and cash growth.

“SITO is pioneering the development of groundbreaking, insights-driven solutions for media and marketers,” said Karen Seminara, Chief Financial Officer, Nickelodeon Group. “I am excited to contribute to SITO’s evolution and future success.”

“I am delighted to welcome Karen and Steve to the board,” said Brent Rosenthal, Chairman of SITO’s Board of Directors. “They bring a powerful mix of skills and experience necessary to help us deliver value to clients and shareholders.”

“We are honored to have Karen and Steve join our Board of Directors,” said Tom Pallack, Chief Executive Officer of SITO. “They will play an important role in helping us deliver compelling solutions that allow marketers to garner a deeper understanding of consumers.”

SITO’s Board of Directors will remain at six members in total. Matthew Stecker and Thomas Thekkethala are stepping down from SITO’s Board of Directors, effective immediately.

About SITO Mobile, Ltd.

Through Consumer Behavior and Location Sciences, SITO develops customized, data-driven solutions for brands spanning strategic insights and media. The platform reveals a deeper and more meaningful understanding of customer interests, actions and experiences providing increased clarity for clients when it comes to navigating business decisions. The company is home to the most complete, internally developed location-data technology stack in the market, arming clients with a powerful resource for not only granular data, but also real-time insights and delivery of successful media campaigns. Using in-store targeting, proximity targeting, geo-conquesting and attribution data, the platform creates audience profiles to develop measurable hyper-targeted campaigns for brands. SITO’s real-time, location-based technology gives clients the unique advantage of understanding and shaping the future of retail and consumer behavior. For more information, visit www.sitomobile.com.

Cautionary Statement Regarding Certain Forward-Looking Information  This press release contains forward-looking statements. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning the following: SITO’s plans and initiatives; our possible or assumed future results of operations; our ability to attract and retail customers; our ability to sell additional products and services to customers; our competitive position; our industry environment; and our potential growth opportunities. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K and the documents that we reference in our Annual Report on Form 10-K and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contacts:

Media Relations:

Yasmeen Coning

Chief Marketing Officer

yasmeen.coning@sitomobile.com

Darren Nicol

Director of Marketing

darren.nicol@sitomobile.com